Exhibit 99.1

Whole Earth Brands, Inc. Announces CFO Departure and Succession Plan to Support Growth Strategy

Chicago, Illinois – September 28, 2021 – Whole Earth Brands, Inc. (the “Company”) (Nasdaq: FREE), a global food company enabling healthier lifestyles, today announced that Andy Rusie, the Company’s Chief Financial Officer, will resign from the position effective October 8, 2021 in order to pursue other business interests outside the CPG industry.

Albert Manzone, Chief Executive Officer of Whole Earth Brands, stated, "On behalf of the Board and our entire team, I want to thank Andy for his significant contributions to Whole Earth Brands and wish him well in his future endeavors. Andy has played an important role in building the infrastructure to support the Company’s public company readiness and financial analysis and reporting capabilities. Andy leaves the Company with a strong financial reporting foundation with a team of talented and capable finance and accounting professionals. We are confident in executing our business strategy and in our long-term outlook.”

Andy Rusie commented, "It has been an honor to serve as CFO of Whole Earth Brands over the past two years. I have great confidence in the Company’s finance team and its strategy as it continues to build a portfolio of leading better-for-you brands. I wish everyone at Whole Earth Brands continued success.”

Brian Litman, the Company’s Corporate Controller since June of 2020, will be appointed as Chief Accounting Officer of the Company and will be responsible for overseeing the Company’s financial reporting until a new Chief Financial Officer is identified. Prior to joining Whole Earth Brands, Brian spent 22 years at Tribune Media Company where he advanced through roles of increasing responsibility, including his final role as SVP/Controller & Chief Accounting Officer. Brian began his career with Deloitte. In the interim, he will work with Whole Earth Brand’s finance team to support the Company’s growth strategy.

Whole Earth Brands has commenced a comprehensive global search for a Chief Financial Officer, with a focus on candidates that have a demonstrated track record of leadership, requisite public company financial reporting expertise and driving business growth.

About Whole Earth Brands

Whole Earth Brands is a global food company enabling healthier lifestyles and providing access to premium plant-based sweeteners, flavor enhancers and other foods through our diverse portfolio of trusted brands and delicious products, including Whole Earth Sweetener®, Wholesome®, Swerve®, Pure Via®, Equal® and Canderel®. With food playing a central role in people’s health and wellness, Whole Earth Brands’ innovative product pipeline addresses the growing consumer demand for more dietary options, baking ingredients and taste profiles. Our world-class global distribution network is the largest provider of plant-based sweeteners in more than 100 countries with a vision to expand our portfolio to responsibly meet local preferences. We are committed to helping people enjoy life’s everyday moments and the celebrations that bring us together. For more information on how we “Open a World of Goodness®,” please visit www.WholeEarthBrands.com.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Whole Earth Brands, Inc. and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management.

 Forward-looking statements may be accompanied by words such as “achieve,” “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “drive,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “grow,” “improve,” “increase,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or similar words, phrases or expressions. Examples of such forward-looking statements include, but are not limited to, the statements of Messrs. Manzone and Rusie, and the ability of the Company to achieve its growth strategy. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to integrate Wholesome and Swerve and achieve the anticipated benefits of the transaction in a timely manner or at all; the extent of the impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, and the extent of the impact of the COVID-19 pandemic on overall demand for the Company’s products; local, regional, national, and international economic conditions that have deteriorated as a result of the COVID-19 pandemic, including the risks of a global recession or a recession in one or more of the Company’s key markets, and the impact they may have on the Company and its customers and management’s assessment of that impact; extensive and evolving government regulations that impact the way the Company operates; and the impact of the COVID-19 pandemic on the Company’s suppliers, including disruptions and inefficiencies in the supply chain.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These statements are subject to the risks and uncertainties indicated from time to time in the documents the Company files (or furnishes) with the U.S. Securities and Exchange Commission.

You are cautioned not to place undue reliance upon any forward-looking statements, which are based only on information currently available to the Company and speak only as of the date made. The Company undertakes no commitment to publicly update or revise the forward-looking statements, whether written or oral that may be made from time to time, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations Contacts:

Whole Earth Brands

312-840-5001

investor@wholeearthbrands.com

ICR

Jeff Sonnek

646-277-1263

jeff.sonnek@icrinc.com

Media Relations Contact:

Wyecomm

Penny Kozakos

202-390-4409

Penny.Kozakos@wyecomm.com